Exhibit 99.1

NEWS RELEASE

NASDAQ: ONB

oldnational.com
FOR IMMEDIATE RELEASE
April 25, 2017	Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National’s 1st quarter net income improves 33.4% and

earnings per share increases 12.5% over 1st quarter 2016

1ST QUARTER 2017 HIGHLIGHTS:

•	Earnings of $36.0 million, or $0.27 per share

•	Commercial and commercial real estate loan growth of 6.8% annualized from 4th quarter 2016

•	Tangible book value[1] increase of 9.5% from 1st quarter 2016

•	Strong expense control

•	Consolidation of 15 branches throughout footprint

1 Non-GAAP measures – refer to Tables 4 & 10 for Non-GAAP reconciliations

Evansville, Ind. (April 25, 2017) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 1st quarter 2017 net income of $36.0 million, or $0.27 per diluted share. Included in the current quarter were $1.4 million in pre-tax branch consolidation charges related to the 15 banking centers that were consolidated by the Company in January 2017. This current quarter net income represents an increase of 33.4% over the 1st quarter of 2016 net income of $27.0 million and a 7.6% increase over 4th quarter 2016 net income of $33.5 million. Contributing to this year-over-year increase was the successful redeployment of the proceeds from the sale of Old National’s insurance subsidiary into the more profitable banking business with the Anchor Bank (“Anchor”) partnership. Both transactions closed in the 2nd quarter of 2016. During the 4th quarter, Old National recognized $12.8 million in pre-tax gains related to the repurchase of various bank properties. Also included in the 4th quarter of 2016 were pre-tax pension termination charges of $9.8 million, pre-tax branch consolidation charges of $5.1 million, pre-tax merger and integration charges of $1.8 million and severance charges of $1.6 million.

“With a 33% year-over-year increase in net income, strong commercial loan growth and well-controlled expenses, this was a strong 1st quarter for Old National and our stakeholders,” said Old National Chairman and CEO Bob Jones. “This performance demonstrates our continued focus on execution and our commitment to driving shareholder value.”

Committed to our Strategic Imperatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 12 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Balance Sheet and Net Interest Margin

Old National’s period-end loans, including loans held for sale, at March 31, 2017, totaled $9.149 billion, an increase of $47.9 million from the $9.101 billion at December 31, 2016. The Company’s residential mortgage loans held for sale declined $73.3 million during this same period. Commercial and commercial real estate loans grew by 6.8%, annualized, from the 4th quarter of 2016 to the 1st quarter of 2017.

Total period-end core deposits, including demand and interest-bearing deposits, increased $75.2 million, or 2.8% annualized, to $10.704 billion at March 31, 2017, compared to $10.629 billion at December 31, 2016.

Net interest income for the 1st quarter of 2017 totaled $105.8 million compared to $109.9 million in the 4th quarter of 2016, and $85.6 million in the 1st quarter of 2016. On a fully taxable equivalent basis, net interest income was $111.5 million for the 1st quarter of 2017 and represented a net interest margin on total average earning assets of 3.50%. These results compare to net interest income on a fully taxable equivalent basis of $115.4 million and a margin of 3.63% in the 4th quarter of 2016. In the 1st quarter of 2016, Old National reported net interest income on a fully taxable equivalent basis of $90.8 million and a margin of 3.52%. Refer to Table 4 for Non-GAAP taxable equivalent reconciliations.

Old National recorded $12.6 million in accretion income as part of net interest income, or a 40 basis point contribution to the net interest margin, in the 1st quarter of 2017. Accretion income is related to purchase accounting discounts from the Company’s various acquisitions. Total accretion income in the 4th quarter of 2016 and the 1st quarter of 2016 reported by Old National was $16.8 million, or a 53 basis point net interest margin contribution, and $11.2 million, or a 44 basis point net interest margin contribution, respectively. Excluding accretion income, the core net interest margin was 3.10% in the 1st quarter of 2017, compared to 3.10% in the 4th quarter of 2016 and 3.08% in the 1st quarter of 2016. Refer to Table 4 for Non-GAAP reconciliations.

Noninterest Income

Total noninterest income for the 1st quarter of 2017 amounted to $42.9 million and compares to $62.8 million reported in the 4th quarter of 2016 and $49.5 million in the 1st quarter of 2016. The current quarter included $1.5 million of recoveries on Anchor loans that had been fully charged-off prior to the acquisition. During the 4th quarter of 2016, Old National recognized pre-tax gains of $12.8 million relating to the repurchase of various bank properties as well as $6.4 million of recoveries on Anchor loans. The 1st quarter of 2016 included $13.1 million in insurance income, compared to relatively none in both the 4th quarter of 2016 and the 1st quarter of 2017.

Noninterest Expenses

Noninterest expenses for Old National totaled $101.9 million for the 1st quarter of 2017 and included $1.4 million in charges relating to the Company’s 15 banking centers consolidated in January 2017. Noninterest expenses for the 4th quarter of 2016 totaled $126.3 million and included a $9.8 million pre-tax charge for the termination of the Company’s pension plan, $5.1 million in pretax charges related to branch consolidations, $1.8 million in pre-tax merger and integration charges and $1.6 million in severance. The 1st quarter of 2016 included $1.4 million in pre-tax merger and integration charges. Following Old National’s 15 branch consolidations in January, the Company now operates 188 branches throughout its franchise.

Capital

Old National’s capital position at March 31, 2017, remained well above regulatory guideline minimums with regulatory tier 1 and total risk-based capital ratios of 11.7% and 12.2%, respectively, compared to 11.7% and 12.2% at December 31, 2016, and 12.5% and 13.2% at March 31, 2016. Old National did not repurchase any stock in the open market during the 1st quarter of 2017.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

Table 1	Fully Phased-In Regulatory Guidelines Minimum	Consolidated ONB at March 31, 2017
Tier 1 Risk-Based Capital Ratio	>8.5%	11.7%
Total Risk-Based Capital Ratio	>10.5%	12.2%
Common Equity Tier 1 Capital Ratio	>7.0%	11.4%
Tier 1 Leverage Capital Ratio	>4.0%	8.5%

Old National’s ratio of tangible common equity to tangible assets was 8.16% at March 31, 2017, compared to 7.92% at December 31, 2016, and 7.88% at March 31, 2016. Refer to Table 10 for Non-GAAP reconciliations.

Credit

Old National recorded a provision expense of $0.3 million and had net charge-offs of $0.3 million in the 1st quarter of 2017. These results compare to $1.8 million in provision recapture and net recoveries of $17 thousand, and provision expense of $0.1 million and net charge-offs of $1.6 million, in the 4th quarter of 2016 and the 1st quarter of 2016, respectively. Net charge-offs for the 1st quarter of 2017 were 0.01% of average total loans on an annualized basis, compared to net charge-offs of 0.00% of average total loans in the 4th quarter of 2016 and net charge-offs of 0.09% of average total loans in the 1st quarter of 2016.

Delinquencies remained low as Old National reported 30+ day delinquent loans of 0.32% in the 1st quarter of 2017 compared to 0.43% in the 4th quarter of 2016. Old National’s 90+ day delinquent loans for the 1st quarter of 2017 and the 4th quarter of 2016 were near zero.

At March 31, 2017, Old National’s allowance for loan losses was $49.8 million, or 0.55% of total loans, compared to an allowance of $49.8 million, or 0.55% of total loans at December 31, 2016, and $50.7 million, or 0.72% of total loans, at March 31, 2016. The coverage ratio (allowance to non-performing loans) stood at 38% at March 31, 2017, compared to 34% at December 31, 2016, and 38% at March 31, 2016.

In accordance with current accounting practices, the loans acquired from Anchor during the 2nd quarter of 2016 were recorded at fair value with no allowance recorded at the acquisition date. When considering both the allowance for loan losses plus the purchase accounting marks, Old National believes it remains appropriately reserved, as demonstrated by the table below.

Table 2 – At March 31, 2017 ($ in millions)	ONB Excluding Anchor[1]	Anchor	ONB Consolidated
Allowance for Loan Losses (ALLL)	$49.8	$0.0	$49.8
Remaining Loan Discount	62.0	55.1	117.1
Total ALLL + Remaining Loan Discount	$111.8	$55.1	$166.9
Pre-Discount Loan Balance	$7,844.8	$1,404.0	$9,248.8
ALLL/Pre-Discount Loan Balance	0.64%	0.00%	0.54%
Mark/Pre-Discount Loan Balance	0.79%	3.93%	1.27%
Combined ALLL & Discount/Pre-Discount Loan Balance	1.42%	3.93%	1.80%

[1]	Includes discount on loans acquired through previous partnerships.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

Table 3 ($ in millions)	1Q17	4Q16	1Q16
Non-Performing Loans (NPLs)	$130.3	$145.8	$132.0
Problem Loans (Including NPLs)	219.9	220.4	200.3
Special Mention Loans	95.9	95.5	132.5
Net Charge-Off (Recoveries) Ratio	0.01%	0.00%	0.09%
Provision for Loan Losses	$0.3	($1.8)	$0.1
Allowance for Loan Losses	49.8	49.8	50.7

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $14.9 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Tuesday, April 25, 2017, to discuss 1st quarter 2017 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on April 25 through May 9. To access the replay, dial 1-855-859-2056, Conference ID Code 3913117.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Table 4 – Non-GAAP Reconciliations-Core Net Interest Margin

($ in millions)	1Q17	4Q16	1Q16
Net Interest Income	$105.8	$109.9	$85.6
Taxable Equivalent Adjustment	5.7	5.5	5.2
Net Interest Income – Taxable Equivalent	$111.5	$115.4	$90.8
Less Accretion[1]	12.6	16.8	11.2
Core Net Interest Income – Taxable Equivalent Less Accretion	$98.9	$98.6	$79.6
Average Earning Assets	$12,742.9	$12,713.3	$10,331.0
Core Net Interest Margin – Fully Taxable Equivalent	3.10%	3.10%	3.08%

[1]	Accretion related to purchase accounting discounts on acquired loan portfolios.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

TABLE 5	Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Income Statement
Net interest income	$105,801	$109,917	$85,643
Provision for loan losses	347	(1,756)	91
Noninterest income	42,920	62,751	49,451
Noninterest expense	101,891	126,258	98,355
Net income	35,992	33,456	26,977

Per Common Share Data (Diluted)
Net income available to common shareholders	$0.27	$0.25	$0.24
Average diluted shares outstanding	135,431	135,383	114,563
Book value	13.63	13.42	13.19
Stock price	17.35	18.15	12.19
Dividend payout ratio	48%	52%	54%
Tangible common book value (1)	8.54	8.30	7.80

Performance Ratios
Return on average assets	0.98%	0.91%	0.91%
Return on average common equity	7.89%	7.33%	7.18%
Net interest margin (FTE)	3.50%	3.63%	3.52%
Efficiency ratio (2)	64.66%	69.53%	68.76%
Net charge-offs (recoveries) to average loans	0.01%	0.00%	0.09%
Allowance for loan losses to ending loans	0.55%	0.55%	0.72%
Non-performing loans to ending loans	1.43%	1.62%	1.88%

Balance Sheet
Total loans	$9,131,773	$9,010,512	$7,007,074
Total assets	14,869,645	14,860,237	11,932,326
Total deposits	10,821,352	10,743,253	8,588,895
Total borrowed funds	2,066,617	2,152,086	1,662,191
Total shareholders’ equity	1,846,359	1,814,417	1,508,643

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.4%	11.5%	12.0%
Tier 1	11.7%	11.7%	12.5%
Total	12.2%	12.2%	13.2%
Leverage ratio (to average assets)	8.5%	8.4%	8.6%
Total equity to assets (averages)	12.36%	12.44%	12.63%
Tangible common equity to tangible assets	8.16%	7.92%	7.88%

Nonfinancial Data
Full-time equivalent employees	2,659	2,733	2,615
Number of branches	188	203	160

(1)	See non-GAAP measures on Table 10.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes intangible amortization and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE – Fully taxable equivalent basis	EOP – End of period actual balances

TABLE 6	Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Interest income	$118,468	$121,849	$95,329
Less: interest expense	12,667	11,932	9,686

Net interest income	105,801	109,917	85,643
Provision for loan losses	347	(1,756)	91

Net interest income after provision for loan losses	105,454	111,673	85,552
Wealth management fees	8,999	8,593	8,121
Service charges on deposit accounts	9,843	10,448	9,639
Debit card and ATM fees	4,236	4,183	3,785
Mortgage banking revenue	4,226	4,399	2,920
Insurance premiums and commissions	107	152	13,121
Investment product fees	4,989	5,155	3,905
Company-owned life insurance	2,149	2,198	2,038
Change in Indemnification Asset	—	—	(655)
Other income	6,825	26,319	5,424
Gains (losses) on sales of securities	1,500	1,239	1,106
Gains (losses) on derivatives	46	65	47

Total noninterest income	42,920	62,751	49,451
Salaries and employee benefits	56,564	72,344	56,972
Occupancy	12,134	11,591	12,844
Equipment	3,227	3,675	2,893
Marketing	3,050	3,495	2,486
Data processing	7,608	7,961	7,123
Communication	2,414	2,805	1,864
Professional fees	2,651	3,904	3,368
Loan expenses	1,631	1,963	1,333
Supplies	579	885	583
FDIC assessment	2,487	2,583	1,919
Other real estate owned expense	1,115	944	424
Intangible amortization	3,020	3,241	2,647
Other expense	5,411	10,867	3,899

Total noninterest expense	101,891	126,258	98,355
Income before income taxes	46,483	48,166	36,648
Income tax expense	10,491	14,710	9,671

Net income	$35,992	$33,456	$26,977

Diluted Earnings Per Share
Net income	$0.27	$0.25	$0.24
Average Common Shares Outstanding
Basic	134,912	134,670	113,998
Diluted	135,431	135,383	114,563
Common shares outstanding at end of period	135,435	135,159	114,352

TABLE 7	Balance Sheet (unaudited)
($ in thousands)

	March 31, 2017	December 31, 2016	March 31, 2016
Assets
Federal Reserve Bank account	$24,460	$36,496	$20,516
Money market investments	7,601	9,642	1,783
Investments:
Treasury and government sponsored agencies	595,172	541,190	757,745
Mortgage-backed securities	1,484,561	1,535,659	1,005,588
States and political subdivisions	1,144,412	1,131,003	1,112,599
Other securities	446,830	441,110	431,368

Total investments	3,670,975	3,648,962	3,307,300

Loans held for sale	17,373	90,682	22,546
Loans:
Commercial	1,910,536	1,917,099	1,792,988
Commercial and agriculture real estate	3,222,865	3,130,853	1,922,754
Consumer:
Home equity	464,911	476,439	347,776
Other consumer loans	1,421,199	1,398,591	1,293,560

Subtotal of commercial and consumer loans	7,019,511	6,922,982	5,357,078
Residential real estate	2,112,262	2,087,530	1,649,996

Total loans	9,131,773	9,010,512	7,007,074

Total earning assets	12,852,182	12,796,294	10,359,219

Allowance for loan losses	(49,834)	(49,808)	(50,700)
Non-earning Assets:
Cash and due from banks	184,974	209,381	153,259
Premises and equipment	420,866	429,622	198,065
Goodwill and intangible assets	689,675	692,695	617,077
Company-owned life insurance	353,786	352,956	342,292
Net deferred tax assets	165,376	181,863	98,712
Loan servicing rights	25,446	25,561	10,534
FDIC Indemnification Asset	—	—	7,703
Other real estate owned	12,547	18,546	13,522
Other assets	214,627	203,127	182,643

Total non-earning assets	2,067,297	2,113,751	1,623,807

Total assets	$14,869,645	$14,860,237	$11,932,326

Liabilities and Equity
Noninterest-bearing demand deposits	$3,024,111	$3,016,093	$2,491,767
NOW accounts	2,635,317	2,596,595	2,178,690
Savings accounts	2,997,919	2,954,709	2,271,341
Money market accounts	697,287	707,748	561,250
Other time deposits	1,349,303	1,353,614	919,213

Total core deposits	10,703,937	10,628,759	8,422,261
Brokered CD’s	117,415	114,494	166,634

Total deposits	10,821,352	10,743,253	8,588,895
Federal funds purchased and interbank borrowings	61,016	213,003	165,320
Securities sold under agreements to repurchase	345,550	367,052	379,060
Federal Home Loan Bank advances	1,441,030	1,353,092	899,418
Other borrowings	219,021	218,939	218,393

Total borrowed funds	2,066,617	2,152,086	1,662,191
Accrued expenses and other liabilities	135,317	150,481	172,597

Total liabilities	13,023,286	13,045,820	10,423,683
Common stock, surplus, and retained earnings	1,894,924	1,873,789	1,538,228
Other comprehensive income	(48,565)	(59,372)	(29,585)

Total shareholders’ equity	1,846,359	1,814,417	1,508,643

Total liabilities and shareholders’ equity	$14,869,645	$14,860,237	$11,932,326

TABLE 8	Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended March 31, 2017			Three Months Ended December 31, 2016			Three Months Ended March 31, 2016
	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Earning Assets:
Fed Funds sold, resell agr, Fed Reserve
Bank account, and money market	$27,482	$31	0.46%	$40,791	$37	0.36%	$44,499	$49	0.45%
Investments:
Treasury and gov’t sponsored agencies	540,422	2,780	2.06%	551,665	2,754	2.00%	730,379	3,477	1.90%
Mortgage-backed securities	1,511,388	7,818	2.07%	1,504,887	7,182	1.91%	1,050,520	5,078	1.93%
States and political subdivisions	1,133,373	13,607	4.80%	1,141,703	13,458	4.72%	1,103,467	13,009	4.72%
Other securities	445,235	2,828	2.54%	445,877	2,868	2.57%	428,324	2,837	2.66%

Total investments	3,630,418	27,033	2.98%	3,644,132	26,262	2.88%	3,312,690	24,401	2.95%

Loans: (2)
Commercial	1,887,929	19,088	4.04%	1,871,338	17,453	3.65%	1,781,711	17,161	3.81%
Commercial and agriculture real estate	3,171,005	40,324	5.09%	3,125,500	45,375	5.68%	1,896,951	28,038	5.85%
Consumer:
Home equity	476,353	4,659	3.97%	485,984	4,597	3.76%	413,796	4,279	4.16%
Other consumer loans	1,408,100	11,767	3.39%	1,384,017	11,942	3.43%	1,210,993	9,680	3.22%

Subtotal commercial and consumer loans	6,943,387	75,838	4.43%	6,866,839	79,367	4.60%	5,303,451	59,158	4.49%
Residential real estate loans	2,141,571	21,254	3.97%	2,161,583	21,689	4.00%	1,670,389	16,921	4.06%

Total loans	9,084,958	97,092	4.29%	9,028,422	101,056	4.42%	6,973,840	76,079	4.35%

Total earning assets	$12,742,858	$124,156	3.91%	$12,713,345	$127,355	3.97%	$10,331,029	$100,529	3.88%

Less: Allowance for loan losses	(50,710)			(52,691)			(52,077)
Non-earning Assets:
Cash and due from banks	$195,620			$209,957			$166,351
Other assets	1,877,849			1,806,507			1,458,537

Total assets	$14,765,617			$14,677,118			$11,903,840

Interest-Bearing Liabilities:
NOW accounts	$2,585,814	$456	0.07%	$2,560,533	$430	0.07%	$2,114,798	$237	0.05%
Savings accounts	2,969,866	1,157	0.16%	2,952,666	1,138	0.15%	2,224,151	780	0.14%
Money market accounts	706,990	149	0.09%	703,904	142	0.08%	552,475	90	0.07%
Other time deposits	1,332,912	2,368	0.72%	1,392,410	2,714	0.78%	913,347	2,115	0.93%

Total interest-bearing deposits	7,595,582	4,130	0.22%	7,609,513	4,424	0.23%	5,804,771	3,222	0.22%
Brokered CD’s	107,519	253	0.95%	132,901	293	0.88%	127,287	272	0.86%

Total interest-bearing deposits and CD’s	7,703,101	4,383	0.23%	7,742,414	4,717	0.24%	5,932,058	3,494	0.24%

Federal funds purchased and interbank borrowings	189,070	356	0.76%	79,913	107	0.53%	110,378	122	0.45%
Securities sold under agreements to repurchase	331,400	256	0.31%	354,709	370	0.41%	386,044	373	0.39%
Federal Home Loan Bank advances	1,429,977	5,312	1.51%	1,264,368	4,383	1.38%	1,106,691	3,417	1.24%
Other borrowings	218,965	2,360	4.31%	218,860	2,355	4.30%	218,320	2,280	4.18%

Total borrowed funds	2,169,412	8,284	1.55%	1,917,850	7,215	1.50%	1,821,433	6,192	1.37%

Total interest-bearing liabilities	$9,872,513	$12,667	0.52%	$9,660,264	$11,932	0.49%	$7,753,491	$9,686	0.50%

Noninterest-Bearing Liabilities
Demand deposits	$2,917,053			$3,006,263			$2,473,091
Other liabilities	150,392			184,598			174,296
Shareholders’ equity	1,825,659			1,825,993			1,502,962

Total liabilities and shareholders’ equity	$14,765,617			$14,677,118			$11,903,840

Net interest rate spread			3.39%			3.48%			3.38%
Net interest margin (FTE)			3.50%			3.63%			3.52%
FTE adjustment		$5,688			$5,506			$5,200

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 9	Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Beginning allowance for loan losses	$49,808	$51,547	$52,233
Provision for loan losses	347	(1,756)	91
Gross charge-offs	(3,239)	(3,472)	(3,942)
Gross recoveries	2,918	3,489	2,318

Net (charge-offs) recoveries	(321)	17	(1,624)

Ending allowance for loan losses	$49,834	$49,808	$50,700

Net charge-offs (recoveries) / average loans (1)	0.01%	0.00%	0.09%
Average loans outstanding (1)	$9,078,672	$9,018,280	$6,970,578
EOP loans outstanding (1)	$9,131,773	$9,010,512	$7,007,074
Allowance for loan losses / EOP loans (1)	0.55%	0.55%	0.72%
Underperforming Assets:
Loans 90 Days and over (still accruing)	$381	$328	$357
Non-performing loans:
Nonaccrual loans (2)	115,377	131,407	117,866
Renegotiated loans	14,969	14,376	14,155

Total non-performing loans	130,346	145,783	132,021

Foreclosed properties	12,547	18,546	13,522

Total underperforming assets	$143,274	$164,657	$145,900

Classified loans – “problem loans”	$219,929	$220,429	$200,297
Other classified assets	7,306	7,063	6,566
Criticized loans – “special mention loans”	95,881	95,462	132,475

Total classified and criticized assets	$323,116	$322,954	$339,338

Non-performing loans / EOP loans (1)	1.43%	1.62%	1.88%
Allowance to non-performing loans (3)	38%	34%	38%
Under-performing assets / EOP loans (1)	1.57%	1.83%	2.08%
EOP total assets	$14,869,645	$14,860,237	$11,932,326
Under-performing assets / EOP assets	0.96%	1.11%	1.22%

EOP	– End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $34.2 million at March 31, 2017, $26.3 million at December 31, 2016 and $35.7 million at March 31, 2016.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

TABLE 10	Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Actual End of Period Balances
GAAP shareholders’ equity	$1,846,359	$1,814,417	$1,508,643
Deduct:
Goodwill	655,018	655,018	584,634
Intangibles	34,657	37,677	32,443

	689,675	692,695	617,077

Tangible shareholders’ equity	$1,156,684	$1,121,722	$891,566

Average Balances
GAAP shareholders’ equity	$1,825,659	$1,825,993	$1,502,962
Deduct:
Goodwill	655,018	655,041	584,634
Intangibles	36,097	39,239	33,783

	691,115	694,280	618,417

Average tangible shareholders’ equity	$1,134,544	$1,131,713	$884,545

Actual End of Period Balances
GAAP assets	$14,869,645	$14,860,237	$11,932,326
Add:
Trust overdrafts	86	122	48
Deduct:
Goodwill	655,018	655,018	584,634
Intangibles	34,657	37,677	32,443

	689,675	692,695	617,077

Tangible assets	$14,180,056	$14,167,664	$11,315,297

Risk-weighted assets	$10,171,517	$10,099,613	$7,795,646

GAAP net income	$35,992	$33,456	$26,977
Add:
Intangible amortization (net of tax)	1,963	2,107	1,720

Tangible net income	$37,955	$35,563	$28,697

Tangible Ratios
Return on tangible common equity	13.13%	12.68%	12.88%
Return on average tangible common equity	13.38%	12.57%	12.98%
Return on tangible assets	1.07%	1.00%	1.01%
Tangible common equity to tangible assets	8.16%	7.92%	7.88%
Tangible common equity to risk-weighted assets	11.37%	11.11%	11.44%
Tangible common book value (1)	8.54	8.30	7.80

Tangible common equity presentation includes other comprehensive income as is common in other company releases.

(1)	Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,191,735	$1,176,849	$975,717
Deduct:
Trust Preferred Securities	45,000	45,000	45,000
Additional Tier 1 capital deductions	(16,100)	(30,968)	(7,625)

	28,900	14,032	37,375

Tier 1 common equity	$1,162,835	$1,162,817	$938,342

Risk-weighted assets	10,171,517	10,099,613	7,795,646
Tier 1 common equity to risk-weighted assets	11.43%	11.51%	12.04%